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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Pacific Energy Management LLC of Pacific Energy Partners, L.P.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-126447), Form S-4 (No. 333-135712) and on Form S-8 (Nos. 333-91141, 333-54118, 333-74920 and 333-122806) of Plains All American Pipeline, L.P. of our report dated March 10, 2006, with respect to the consolidated balance sheets of Pacific Energy Partners, L.P. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, partners' capital, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the current report on Form 8-K of Plains All American Pipeline, L.P. dated July 14, 2006.

/s/ KPMG LLP

Los Angeles, California
July 14, 2006

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Consent of Independent Registered Public Accounting Firm